UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2014

OMNICOM GROUP INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)          Omnicom Group Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 20, 2014 in Washington, D.C. At the Annual Meeting, the Company’s shareholders elected 13 individuals to the Board of Directors, and approved Proposals 2 and 3 (as specified below). The proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2014.

(b)          Proposal 1

The Company’s shareholders elected 13 individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John D. Wren	200,828,506	477,571	2,193,038	17,447,275
Bruce Crawford	200,061,687	604,921	2,832,507	17,447,275
Alan R. Batkin	200,200,968	679,362	2,618,784	17,447,275
Mary C. Choksi	201,758,406	229,986	1,510,723	17,447,275
Robert Charles Clark	200,796,467	477,627	2,225,020	17,447,275
Leonard S. Coleman, Jr.	186,441,067	2,199,125	14,858,923	17,447,275
Errol M. Cook	200,682,339	484,408	2,332,368	17,447,275
Susan S. Denison	200,058,325	704,966	2,735,824	17,447,275
Michael A. Henning	199,989,526	1,072,017	2,437,572	17,447,275
John R. Murphy	199,785,749	522,781	3,190,584	17,447,275
John R. Purcell	194,026,105	658,334	8,814,675	17,447,275
Linda Johnson Rice	200,215,399	729,664	2,554,051	17,447,275
Gary L. Roubos	199,604,238	1,056,540	2,838,337	17,447,275

Proposal 2

The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent auditor for the 2014 fiscal year.

Votes For	Votes Against	Abstentions
218,643,554	978,008	1,324,828

Proposal 3

The Company’s shareholders approved an advisory resolution on the compensation of the Company’s named executive officers as reported in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
197,297,483	4,431,307	1,769,970	17,447,629

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: May 22, 2014
	By:	/s/ Michael J. O’Brien

	Name:	Michael J. O’Brien
	Title:	Senior Vice President, General Counsel and Secretary